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                                                                   EXHIBIT 10.21


                                     LEASE

This Lease is entered into as of August 6, 1993, between MEPC AMERICAN PROPERTIES INC., a Delaware Corporation, ("Lessor") and McKESSON CORPORATION, a Maryland corporation ("Tenant").

1. Definitions. In this Lease:


         (a) "Building" means the building at 5701 Green Valley Drive, Bloomington, Minnesota 55437, located on the Land, and commonly known as Norman Center IV.

         (b) "Premises" means all of the rentable space in the Building, which space is shown on the drawings attached to this Lease as Exhibit A, and which for purposes of this Lease will be deemed to contain 29,393 square feet for the period from October 1, 1993 through December 31, 1994 and 45,332 square feet thereafter, regardless of actual measurements.

         (c) "Term" means the period of seven (7) years, beginning on October 1, 1993 and ending on September 30, 2000, subject to the provisions of Section 7 and the other provisions of this Lease.

         (d)      "Commencement Date" means the first day of the Term.

         (e) "Lease Year" means a 12-month period beginning on the Commencement Date and each successive 12-month period thereafter.

         (f) "Monthly Base Rent" means $14,700.00 per month for the period from October 1, 1993 through December 31, 1994 and $25,500.00 per month for the remainder of the Term, which amounts will not change during the Term.

         (g) "Costs" means the Tax Costs plus the Operating Costs. For the period from October 1, 1993 through December 31, 1993, the Costs will be deemed to be $16,754.00 per month regardless of the actual amounts of the Costs. For the calendar year 1994, Costs will be deemed to mean 64.84% of the total actual Costs other than those for janitorial services for the Building, plus 100% of the Costs for janitorial services for the Building. Commencing January 1, 1995 Costs will mean 100% of the actual Costs.

         (h) "Monthly Rent" means the Monthly Base Rent plus the Costs. The initial Monthly Rent is $31,454.00, comprised of a Monthly Base Rent of


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                  $14,700.00 plus monthly Operating Costs of $11,659.00 and
                  monthly Tax Costs of $5,095.00. Commencing on January 1, 1995, the Monthly Rent will be based upon the Monthly Base Rent of $25,500.00 and Costs for 45,332 square feet.

         (i) "Operating Costs" means all costs, charges and expenses incurred by Lessor in connection with ownership, operation, security, maintenance and repair of the Land, the Building, other improvements on the Land, appurtenances to the Building, parking, roadways, landscaping, lighting, sidewalks, and common or public areas, including but not limited to insurance on common areas, interior and exterior maintenance, insurance, utilities, fees or expenses for management by Lessor or any other party, amortization of capital investments made to reduce Operating Costs, and amortization of repairs made to extend the life of the Building and other improvements.

                  The following items shall be excluded in computing Tenant's share of Operating Costs applicable to the Premises:

                  (1)      Any ground lease rental.

                  (2) Costs of capital repairs or capital replacements (except as specifically permitted herein), capital improvements and equipment; except those: (a) required by laws enacted on or after the date the temporary certificate of occupancy issued for the Tenant Improvements shall be validly issued with the cost of any such Improvements and equipment depreciated over the useful life of the improvement and/or equipment, or (b) installed at the Premises to reduce Operating Costs, with the cost of any such improvements and equipment depreciated over the useful life of the improvement and/or equipment.

                  (3) Rentals for items (except when needed in connection with normal repairs and maintenance of the Building which shall be permitted) which if purchased, rather than rented, would constitute a capital improvement specifically excluded in Subsection 2 above.

                  (4) Costs incurred by Lessor for the repair or replacement of damage to the Building or its contents caused by fire or other casualty.

                  (5) Costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants in the Building or incurred in

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                           renovating or otherwise improving decorating,
                           painting or redecorating vacant space for tenants or other occupants of the Building.

                  (6) Depreciation, amortization, lender's fees and interest payments except as permitted pursuant to Subsection 2 above and, if permitted, then determined in accordance with generally accepted accounting principles, consistently applied (as applied to commercial real estate) in accordance with the anticipated useful life of such item (as reasonably determined by Lessor).

                  (7) Leasing commissions, attorneys' fees, space planning costs, and other costs and expenses in connection with negotiations of this Lease and other present or prospective tenants or other occupants of the Building.

                  (8) Expenses in connection with services or other benefits which are not offered to Tenant but which are provided to another tenant or occupant of the Building.

                  (9) Costs incurred by Lessor due to the violation by Lessor or any tenant or occupant of Building (other than Tenant) of the terms and conditions of any lease of space in the Building.

                  (10) Overhead and profit increments paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

                  (11) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building.

                  (12) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor in the parking areas of the Building.

                  (13) All items and services for which Tenant or any tenant or occupant of the Building reimburses Lessor (other than through payment of Operating Costs), or which Lessor provides selectively to one or more tenants or occupants (other than Tenant) without reimbursement.



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                  (14)     Advertising and promotional expenditures, and the
                           costs of acquiring and installing signs in or on the Building identifying the owner of the Building or any tenant or occupant of the Building.

                  (15) Any costs associated with earthquake insurance, gift taxes, excess taxes or profit taxes, except as provided in paragraph (j) of this Section.

                  (16) Capital expenditures incurred in connection with upgrading the Building (other than the interior of the Premises) to comply with handicap (ADA), hazardous material, fire and safety codes which were in effect prior to the date of the lease.

                  (17) Tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments when due, not attributable to Tenant's failure to make payments to Lessor for such items in accordance with the Lease.

                  (18) All special assessments in excess of $5,000 which can be paid by Lessor in installments, shall be paid by Lessor in the maximum number of installments permitted by law and not included as Operating Costs except in the year in which the assessment installment is actually paid.

                  (19) Any and all costs arising from the presence of Hazardous Materials in or about the Building, including, without limitation, Hazardous Materials in the groundwater or soil.

                  (20) Costs arising from Lessor's charitable or political contributions.

                  (21) Costs to repair defects in the structural portions of the Building, but maintenance and repair of the roof and exterior of the Building may be included unless a capital repair or replacement.

                  (22) Capital costs for sculpture, paintings, or other objects of art.

                  (23) Costs (including all related attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes between Lessor and other tenants of the Building.




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                  (24)     Lessor's general corporate overhead and general
                           administrative expenses, other than management services allocated to the Building.

                  (25) Costs of any items for which Lessor is reimbursed by insurance, or otherwise compensated by parties other than tenants of the Building.

                  (26) Costs of overtime or other expenses incurred by Lessor in curing its defaults or performing work expressly provided in the Lease to be borne at Lessor's expense.

                  (27) Any legal fees associated with the sale or refinancing of the Building.

                  (28) Damage and repairs necessitated by the negligence or willful misconduct of Lessor or Lessor's employees, contractors or agents.

                  (29) Interest, penalties or other costs arising out of Lessor's failure to make timely payment of its obligations.

                  (30) Any other expense which, under generally accepted accounting principles and practice, would not be considered a normal maintenance and operating expense.

                  (31) Property management fees for a calendar year in excess of 6% of the sum of all Monthly Rent for that calendar year (or for a fiscal year if Lessor uses a fiscal year).

         (j) "Tax Costs" means all real estate taxes, levies, charges, and installments of assessments (including interest on deferred assessments) assessed, levied or imposed on, or allocated to, the Land and Building and all attorneys' fees, witness fees, court costs and other expenses of Lessor in connection with any proceeding to contest these amounts.

                  If any taxes, special assessments, fees or other charges are imposed against Lessor by any governmental unit or agency with respect to rentals under this Lease, they shall be included in Tax Costs. Notwithstanding the foregoing provisions of this Section, the following items shall be excluded in computing Tenant's share of Tax Costs applicable to the Premises:



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                  (1)      Any state, local, federal, personal or corporate
                           income tax measured by the income of Landlord, unless and to the extent imposed in lieu of real estate taxes.

                  (2) Any estate or inheritance taxes, unless and to the extent imposed in lieu of real estate taxes.

                  (3)      Any franchise, succession or transfer taxes.

                  (4) Interest on taxes or penalties resulting from Lessor's failure to pay taxes.

         (k) "Lease" means this Lease, all Exhibits attached to this Lease, and all properly executed amendments, modifications and supplements to this Lease.

         (l)      "Section" means a section of this Lease.

         (m) "Exhibit" means an Exhibit attached to and thereby made a part of this Lease.

         (n) "Land" means the land described on Exhibit B attached to this Lease.

         (o) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Land or Building by condemnation or conveyance in lieu of condemnation.

         (p) "Casualty" means a fire, explosion, tornado, or other cause of damage to or destruction of the Building.

         (q) "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority with jurisdiction over the Premises, the State of Minnesota or the United States government including, without limitation, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the Resource Conservation and Recovery Act 42 U.S.C. 6901 et seq., and the regulations promulgated thereunder.

         (r)      "ADA" means the Americans with Disabilities Act.





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2. Premises.


Lessor leases the Premises to Tenant, and Tenant leases the Premises from Lessor, for the Term, under the terms and conditions of this Lease.

3. Rent.

Tenant will pay the Monthly Rent to Lessor at P.O. Box 73547 Chicago, Illinois 60673-7547, or such other place as Lessor may designate, in advance on or before the Commencement Date and on or before the first day of each month during the Term, without demand, deduction or setoff. The Monthly Rent may change as the Costs are adjusted annually under Sections 4 and 5. Monthly Rent will begin on the Commencement Date. If the Term begins on a day other than the first day of a month, the Monthly Rent for that month will be prorated by multiplying the Monthly Rent by the number of days of that month included in the Term and dividing the product by the number of days in that month.

Any Monthly Rent or other amounts payable by Tenant to Lessor under this Lease which are not paid within 10 days after notice from Lessor will bear interest from the date due to the date paid at the rate of 12% per annum or the maximum rate of interest permitted by law, whichever is less, and the interest will be paid to Lessor on demand.

Notwithstanding any other provision of this Lease to the contrary, the Monthly Rent for the period from the Commencement Date through December 31, 1993 will not exceed $31,454.00 and no adjustments will be made in Costs for 1993 even if actual Costs for 1993 exceed estimated Costs for 1993. The provisions of Section 4 will apply, however, to adjustments of Costs for 1994 and subsequent years.

4. Cost Adjustments.

The initial Monthly Rent is based in part upon agreed upon Operating Costs and Tax Costs. Prior to January 1, 1994, or as soon as reasonably possible thereafter, Lessor will furnish Tenant with an estimate of the Costs if greater than the initial Costs, and the Monthly Rent for 1994 and subsequent years will be increased by 1/12th of the difference between the initial estimate of Costs and the current estimate.

After the end of 1994 and each subsequent calendar year, including the year in which the Term expires, Lessor will give Tenant a statement of the actual Costs for that calendar year. If the actual Costs exceed the estimated Costs for that year, Tenant will pay the excess to Lessor within 30 days after receiving the statement. If the actual Costs are less than the estimated Costs for that year, Lessor will pay the difference to Tenant with the statement. Tenant will have the right, at its expense, to inspect and audit Lessor's books and records relating to such Costs and statements.



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If Tenant does not give Lessor written notice within one year after receiving
Lessor's statement that Tenant disagrees with the statement and specifying the amounts in dispute, Tenant will be deemed to have waived the right to contest the statement. Tenant will file no petition in Tax Court regarding the Tax Costs without Lessor's prior written consent. If Lessor contests Tax Costs and receives a refund or incurs additional Tax Costs after adjustments for actual Tax Costs have been made, the actual Tax Costs will be corrected accordingly and the appropriate adjustment will be made between Lessor and Tenant. The portion of Costs to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the actual Costs by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

5. Cost Computations and Allocations.

Lessor will in its reasonable discretion, in accordance with generally accepted accounting principles and industry standards, determine the methods of computing and allocating Costs to the Land and the Building.

6. Fiscal Year.

The year used to determine Costs may be changed to a different 12-month period designated by Lessor. If the calendar year is changed to a fiscal year, or if a fiscal year is changed to a different fiscal year, prorations will be made for the estimated Costs and the actual Costs so that the same time period is used to determine each and so that Costs are not included in more than one time period.

7. Possession.

If any portion of the Premises is ready for occupancy before the Commencement Date, Tenant will have the right of access to and occupancy of such portion of the Premises prior to the Commencement Date without the payment of Monthly Rent for such period, but all other provisions of this Lease will be applicable during that period.

If Lessor is delayed in delivering possession of all or any portion of the Premises to Tenant on the Commencement Date, Tenant will take possession of the Premises on the date when Lessor delivers possession of all of the Premises, which date will then become the Commencement Date, and the last day of the term will be extended so that the length of the Term remains the same. If the extended Term would end on a day other than the last day of a month, the Term will be further extended to the last day of the month in which the Term ends.

This Lease will not be void or voidable and Lessor will not be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the




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Premises to Tenant, but unless the delay is principally caused by or attributable to Tenant, its employees, agents or contractors, no Monthly Rent will be due for the period prior to the date Lessor delivers possession of the Premises, unless Tenant elects to take possession of a portion of the Premises, in which case Monthly Rent will be due for the portion of the Premises taken. Tenant's occupancy of the Premises will constitute Tenant's acceptance of the Premises, except for latent defects and matters which are expressly stated in this Lease to be the obligation of Lessor.

If Tenant is not in default beyond any applicable cure periods in the payment of the Monthly Rent and other charges or in material default beyond any cure periods in the performance of any of Tenant's other obligations under this Lease, Tenant will have the right to peacefully have, hold and enjoy the Premises in accordance with the terms of this Lease.


8. Use.

Tenant will use the Premises for business and administrative offices and uses normally and customarily related to such office uses, and for no other purposes. Tenant will not commit or permit any act or omission which results in the violation of any applicable law or governmental regulation relating to the Building. Tenant will not permit any conduct or condition which may unduly disturb or endanger the public or the occupants of other buildings based upon usual and customary standards of use and occupancy for buildings of the type and location of the Building.

Tenant agrees to the following with respect to any and all Hazardous Materials used or stored in the Premises, or disposed of from the Premises:

         (a) Except as provided in this Section, Tenant shall not bring any Hazardous Materials into the Premises or cause the existence of any Hazardous Materials on or in the Premises. Tenant may use those Hazardous Materials customarily kept and used in a typical business office, but only so long as the use, storage and disposal thereof is in strict compliance with all applicable environmental laws and regulations. Tenant may permit the presence of those Hazardous Materials whose existence is not caused by Tenant. If Tenant discovers the presence of any Hazardous Materials on or in the Premises, the Building, or the Land which is contrary to any applicable environmental regulation, Tenant shall promptly give Lessor notice thereof. If the existence of Hazardous Materials is caused by Tenant, Tenant shall remove such Hazardous Materials and dispose of them as required by any applicable environmental regulation. If any governmental authority shall require any remedial action or other




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                  response with respect to the Premises, the Building, or the
                  Land as the result of any Hazardous Materials brought into or caused to exist by Tenant on or in the Premises, the Building, or the Land, Tenant shall notify Lessor of such action or response and shall, with the prior written approval of Lessor, which shall not be unreasonably withheld, be responsible for satisfying the requirements of said response or remedial action to the satisfaction of the applicable governmental authority.

         (b) Tenant agrees to indemnify, defend and hold Lessor and its agents, affiliates, parent, officers, directors and employees (the "Tenant Indemnitees") harmless from any and all claims, causes of action, damages, penalties and costs (including reasonable attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Lessor resulting from: the presence of any Hazardous Materials on or in the Premises, the Building, or the Land, to the extent caused by Tenant; any violation or alleged violation of any applicable environmental regulation to the extent caused by Tenant; or Tenant's failure to properly dispose of any Hazardous Materials in accordance with this Lease. This indemnity includes, but is not limited to, proceedings or actions commenced by any governmental authority. Tenant shall indemnify Lessor against all such reasonable expenses incurred by Lessor pursuant to this Section as they are incurred, rather than waiting for the ultimate outcome of the litigation or administrative proceeding.

         (c) Lessor agrees to indemnify, defend and hold Tenant and its agents, affiliates, parent corporations, officers, directors and employees (the "Lessor Indemnitees") harmless from any and all claims, causes of action, damages, penalties and costs (including reasonable attorneys' fees, consultant fees and related expenses) which may be asserted against or incurred by Tenant resulting from: the presence of any Hazardous Materials on or in the Premises, the Building, or the Land, to the extent caused by Lessor; any violation or alleged violation of any applicable environmental regulation to the extent caused by Lessor; or Lessor's failure to properly dispose of any Hazardous Materials in accordance with this Lease. This indemnity includes, but is not limited to, proceedings or actions commenced by any governmental authority. Lessor shall indemnify Tenant against all such reasonable expenses incurred by Tenant pursuant to this Section as they are incurred, rather than waiting for the ultimate outcome of the litigation or administrative proceeding.



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         (d)      The foregoing covenants and indemnifications shall be deemed continuing covenants and indemnifications for the benefit of Lessor and the other Tenant Indemnitees, and Tenant and the other Lessor Indemnitees, and their respective successors and assigns, and shall survive the expiration or termination of this Lease.

9. Care of Premises.

Tenant will keep the Premises and the fixtures and equipment in the Premises in as good condition and repair as they were in at the time possession of the Premises is tendered to Tenant, except for ordinary wear and damage from fire or other casualty beyond Tenant's control. If Tenant fails to do so within 30 days after notice from Lessor (or such longer period as may be reasonably necessary if Tenant has initiated action and is diligently proceeding), Lessor may enter the Premises to perform the maintenance and repairs and charge the reasonable costs thereof to Tenant, together with interest as provided in Section 3.

10. Building Rules.

Rules and Regulations for the Premises and the Building in effect on the date of this Lease are attached as Exhibit C. Lessor will have the right to adopt different or additional reasonable rules and regulations which do not materially affect the rights of Tenant under this Lease, and to rescind or amend in writing the attached rules and regulations from time to time. Tenant will abide by the rules and regulations then in force and will cause Tenant's employees to observe and comply with them.

11. Compliance with Laws.

Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises, but Tenant will have no obligation to make any capital improvements or repairs necessary because of any failure of the Building to comply on the date of this Lease. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises.

Notwithstanding the foregoing, Lessor will be responsible for ADA compliance for the Land, access points to the Building, existing stairwells, and restrooms within the Building. Tenant will be responsible for all other ADA compliance within the Premises.

Lessor represents and warrants that it has received no notice from any governmental authority with jurisdiction over the Land or Building of any uncured



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violation by Lessor, the Premises or the Building of any applicable law, ordinance, rule, order, regulation or other requirement.

If Lessor or Tenant receives notice after the date of this Lease from a governmental authority with jurisdiction over the Land or Building of any uncured violation by Lessor, the Premises or the Building of any applicable law, ordinance, rule, order, regulation or other requirement, or requirement for repairs or improvements, and the condition constituting the violation giving rise to the requirement existed on the date of this Lease, then Tenant will have no obligation to correct the violation or complete the repairs or improvements at its expense or to pay or share in the cost thereof. In any such case, Lessor will be responsible for the correction of the violation or completion of the repairs or improvements at Lessor's cost and expense if: (i) the correction, repairs or improvements are required after Lessor has had a reasonable opportunity to contest the requirement or alleged violation; (ii) the requirement or alleged violation is not the result of Tenant's specific use of the Premises; and (iii) the violation or any action by the governmental authority adversely affects Tenant's ability to use or occupy the Premises.

If Lessor or Tenant receives notice after the date of this Lease from a governmental authority with jurisdiction over the Land or Building of any uncured violation by Tenant, the Premises or the Building of any applicable law, ordinance, rule, order, regulation or other requirement, or requirement for repairs or improvements, and the condition constituting the violation or giving rise to the requirement arose after the date of this Lease, or is a result of Tenant's specific use of the Premises, then, except to the extent limited in the first paragraph of this Section, Tenant will correct the violation or complete the repairs or improvements at its expense if the correction, repairs or improvements are required after Tenant has had a reasonable opportunity to contest the requirement or alleged violation.

The provisions of this Section 11 do not apply to Hazardous Materials. The obligations of the parties with respect to Hazardous Materials are covered in Sections 8 and 30 of this Lease.

12. Signs.

Except for signs approved in advance by Lessor in writing, which approval will not be unreasonably withheld, Tenant will not place or permit any other signs on the exterior or windows of the Building, or within the Premises if visible from the exterior of the Building, except lettering and numerals for identification purposes on or near doorways as approved in advance by Lessor.

Lessor agrees that Tenant will be entitled to identification signage on the exterior of the Building, subject to Lessor's approval of the size, location, type and design of the sign, and subject to compliance with all applicable laws, ordinances and regulations.

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Lessor agrees that it will pay the cost of one exterior sign approved by Lessor up to a maximum payment by Lessor of $6,000.00.

13. Construction of Tenant Improvements; Alterations.

Tenant will prepare plans and specifications ("Plans") for Tenant's improvements within the Premises (the "Tenant Improvements") and will submit the Plans for all Tenant Improvements to Lessor for approval no later than July 10, 1993. Tenant will utilize Weld Ransom to conduct Tenant's space planning and plan review, and for the preparation of all Plans. Tenant will be responsible for the costs of all such services, but Lessor will contribute an allowance for such costs up to $56,665.00.

Lessor will then enter into contracts to construct the Tenant Improvements according to the Plans prepared by Tenant and approved by Lessor. Except for the Tenant Improvements, Tenant accepts the Premises in their present condition (except for latent defects and matters which are expressly stated in this Lease to be the obligation of Lessor) and Lessor will have no obligation to do any redecorating or remodeling or to make any repairs or alterations other than the Tenant Improvements.

Tenant will be responsible for all costs of the Tenant Improvements, but Lessor will contribute an improvement allowance against the cost of the work up to $453,320.00 ("Improvement Allowance"). Tenant will pay to Lessor upon request the amount by which the cost of the work exceeds the Improvement Allowance. If the Improvement Allowance exceeds the total costs of the Tenant Improvements, Lessor will pay the excess to Tenant after final completion of the Tenant Improvements and occupancy of the Premises by Tenant.

As an alternative to the construction by Lessor of the Tenant Improvements, Tenant may construct the Tenant Improvements. Such construction of the Tenant Improvements by Tenant shall be subject to all of the requirements of this Section set forth below concerning alterations by Tenant, including but not limited to the requirement that Tenant first obtain Lessor's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request, which approval shall not unreasonably be withheld. Lessor hereby approves CB Commercial Real Estate Group as a construction manager for the construction of the Tenant Improvements. Upon final completion of the Tenant Improvements and the submission of final lien waivers for all of such work to Lessor, Lessor will reimburse Tenant for the cost to Tenant of the Tenant Improvements up to the amount of the Improvement Allowance. Thirty days after the commencement by Tenant of the construction of the Tenant Improvements, Tenant may apply for a partial disbursement of the Improvement Allowance. Such partial disbursement shall be limited to reimbursement to Tenant for work completed through the thirtieth day of construction which has actually been paid for

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by Tenant. In order to be eligible for such partial disbursement, Tenant must submit to Lessor a sworn construction statement with respect to all work through the thirtieth day of construction, proof that all work through the thirtieth day of construction has actually been paid for, and lien waivers for all work through the thirtieth day of construction. In order to be eligible for reimbursement, all work must be in substantial compliance with the Plans approved by Lessor and otherwise in accordance with the terms and conditions of this Lease. Provided that all of the foregoing conditions are satisfied, Lessor shall make the partial disbursement within fourteen business days after Tenant makes application to Lessor for the partial disbursement. The amount disbursed to Tenant upon final completion of the Tenant Improvements shall be reduced by the amount of any earlier partial disbursement.

In the case of any failure of Lessor to make any payment due Tenant under this
Section 13, if Lessor fails to pay the same within 10 days after written demand by Tenant to Lessor, Tenant shall have the right to deduct the amount past due from Lessor under this Section, without liability for forfeiture, as an offset against Monthly Rent.

Tenant will not make any alterations, additions or improvements in or to the Premises without first obtaining the written approval of Lessor, which approval shall not unreasonably be withheld. Tenant will get Lessor's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request, which approval shall not unreasonably be withheld. Lessor may require Tenant to post a bond, cash or other security to protect the Premises from mechanic's liens. All alterations by Tenant will be constructed with new materials unless the materials are already in the Premises, in a good and workmanlike manner, and in substantial compliance with the plans and specifications approved by Lessor and all applicable laws, ordinances, rules, orders, regulations, or other requirements of governmental authorities. Tenant will pay for any labor, services, materials, supplies or equipment properly furnished or alleged to have been furnished to Tenant in or about the Premises. Tenant will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment or alleged failure to make such payment, or will contest the lien and deposit with Lessor cash equal to the amount of the lien plus Lessor's reasonable estimate of any additional costs to remove the lien. If the lien is reduced to final judgment, Tenant will discharge the judgment and Lessor will return the cash deposited by Tenant. Lessor may post notices of nonresponsibility on the Premises as provided by law.

All alterations, additions and improvements to the Premises made at Lessor's or Tenant's expense, except movable office furniture and Tenant's movable trade fixtures and equipment, will become the property of Lessor upon installation and will be surrendered with the Premises upon termination of this Lease, except as otherwise agreed in writing by Lessor and Tenant.

14. Utilities and Services.

Lessor will supply reasonable janitor service, heat and air conditioning appropriate to the season (with temperatures in the range of 68 to 75 degrees), and water, elevator service, ventilation and electricity in reasonable amounts for the uses herein permitted. Lessor will provide security services as requested by Tenant and approved by Lessor, and Lessor's approval of the services will not be unreasonably withheld. Janitorial services will be provided by Lessor according to the specifications attached as Exhibit E. The cost of all such services will be a part of the Operating Costs except to the extent the costs are paid by Tenant directly. Lessor will not be liable for any loss or damage resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Lessor's control. No such interruption or failure of these services will be deemed as an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease.

If services are interrupted for a period of five consecutive days and all or a portion of the Premises are untenantable because of a lack of services which are in Lessor's control to provide or restore, the Monthly Rent will abate for the period the Premises are untenantable in proportion to the portion of the Premises which are untenantable.

15. Entry by Lessor.

Lessor and its agents and contractors and mortgagees will have the right to enter the Premises at reasonable times after reasonable notice to Lessor (except in cases of emergency) for inspecting, cleaning, repairing, or exhibiting the Premises, but Lessor will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease.

16. Subordination.

Lessor represents and warrants to Tenant that Lessor is the fee owner of the Premises and that the total indebtedness secured by any and all mortgages encumbering the Land and Building does not exceed $700,000. At the request of any mortgagee or ground lessor, this Lease will be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the Building, and Tenant will execute, acknowledge and deliver to Lessor any reasonable document requested by Lessor to evidence the subordination; provided, however, that any such subordination is on the condition that Tenant's rights under this Lease will not be affected by the mortgagee's or ground lessor's rights thereunder so long as Tenant is not in default under this Lease. If the interest of Lessor is transferred to any party by reason of foreclosure of a mortgage or cancellation of a ground lease, or by delivery of a deed in lieu of foreclosure or cancellation, Tenant will immediately and automatically attorn to such party upon 10 days' notice to Tenant. Tenant agrees that upon notification by Lessor or any mortgagee or ground lessor of the election of a mortgagee or ground lessor to subordinate its interest in the Premises to this Lease, this Lease will become prior to the mortgage or ground lease.

17. Estoppel Certificates.

Within 10 days after written request from Lessor, Tenant will execute, acknowledge and deliver to Lessor a document furnished by Lessor, which document may be relied upon by Lessor and any prospective purchaser or mortgagee of the Building, stating (a) that this Lease is unmodified and is in full force and effect (or if modified, that the Lease is in full force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Monthly Rent, (d) the dates on which the Term begins and ends, (e) that Tenant has accepted the Premises and is in possession,
(f) that Lessor is not to Tenant's knowledge in default under this Lease, or, if Lessor is in default, specifying any such default, and (g) including such other information as the prospective purchaser or mortgagee may require.

18. Waiver of Claims and Assumption of Risks.

Lessor and Tenant release each other from any liability for loss or damage by fire or other casualty coverable by a standard form of "all risk" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. The releases in this Section will be effective whether or not the loss was actually covered by insurance. Tenant assumes all risk of loss or damage of Tenant's property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, or other cause. Lessor will not be liable to Tenant, or its employees, for loss of or damage to any property in the Premises.

19. Indemnification.

Tenant will indemnify Lessor and the Tenant Indemnitees (as defined in Section
8) against all claims, demands and actions, and all related costs and expenses (including reasonable attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or in or about the Land or Building or arising out of Tenant's use of the Premises, except to the extent caused by the Lessor's failure to perform it's obligations under this Lease or the wrongful act of Lessor or someone acting on its behalf.

Lessor will indemnify Tenant and the Lessor Indemnitees (as defined in Section
8) against all claims, demands and actions, and all related costs and expenses (including reasonable attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or in or about the Land or Building or arising out of the Lessor's failure to perform it's obligations under this Lease or the wrongful act of Lessor or someone acting on its behalf.


20. Insurance.

Tenant will keep public liability insurance or self-insurance in force at its expense by an insurer and policy acceptable to Lessor in its reasonable opinion. The policy or self-insurance will provide coverage for limits of at least $1,000,000 for bodily injuries or death of one or more persons and at least $100,000 for property damage. Tenant will carry fire and "all risk" coverage insurance for Tenant's property and improvements in the Premises. Prior to Tenant's occupancy of the Premises, Tenant will deliver to Lessor the liability and casualty certificates showing this coverage to be in effect. The insurance will provide that Lessor will be notified in writing 30 days prior to cancellation of, material change in, or failure to renew, the insurance.

21. Assignment and Subletting.

Tenant shall have the right to assign this Lease or sublet the Premises, subject to the terms and conditions of this Section, and except in the case of an Affiliate (as defined below) subject to Lessor's prior written consent, which consent will not be unreasonably withheld.

Except with respect to any assignment or subletting to an Affiliate (as defined below), Tenant shall promptly pay to Lessor, as additional rent hereunder, "Tenant's Profit" (as defined below) from such assignment or subletting. Tenant's Profit shall be paid to Lessor as and when received by Tenant.

For purposes of this Section, "Tenant's Profit" shall mean any rent or other payments pursuant to any sublease which exceed the amounts payable under this Lease, and all other consideration paid or to be paid by reason of any assignment or sublease, after deducting therefrom the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with such assignment or sublease, including, without limitation brokerage commissions, attorneys' fees, tenant improvements and marketing costs.

No assignee or subtenant will use the Premises for any purpose not permitted under this Lease or in any other way contrary to the provisions of this Lease.

Upon at least 30 days' prior written notice by Tenant to Lessor, Tenant will have the right to assign this Lease, or sublet all or part of the Premises, to a corporation which controls, is controlled by, or is under common control with, Tenant ("Affiliate"), if (a) after the assignment or sublease the parties maintain the same control relationship, and (b) Tenant provides Lessor with a copy of the proposed assignment or sublease with the notice.

If Lessor consents to one or more assignments or subleases, or if an assignment or sublease occurs as permitted in this Section without the Lessor's consent, Tenant will still remain liable for all obligations of the Tenant under this Lease.

Lessor's interest in this Lease will be freely assignable and the obligations of the Lessor arising or accruing under this Lease after an assignment will be enforceable only against the assignee.

22. Damage or Destruction.

If the Premises or Building is damaged by Casualty, the damage (excluding damage to improvements paid for by Tenant or trade fixtures, equipment or personal property of Tenant) will be repaired by Lessor at its expense to a condition as near as reasonably possible to the condition prior to the Casualty, but if more than 25% of the total rentable area of the Building is rendered untenantable, Lessor may terminate this Lease as of the date of the Casualty by giving written notice to Tenant within 30 days after the Casualty. If this Lease is not terminated, Lessor will begin repairs within 90 days after the Casualty and complete the repairs within a reasonable time, not to exceed 180 days, subject to acts of God, strikes and other matters not within the control of Lessor. If Lessor fails to begin and proceed with repairs as required, Tenant may give Lessor notice to do so. If Lessor has not begun the repairs within 30 days after Tenant's notice, Tenant may terminate this Lease by written notice to Lessor within 15 days after expiration of the 30-day period. If this Lease is terminated because of the Casualty, rents and other payments will be prorated as of the date of the Casualty and will be proportionately refunded to Tenant or paid to Lessor, as the case may be. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, the Monthly Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

23. Eminent Domain.

If there is a Taking of 25% or more of the Premises, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 15 days after the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Lessor, as the case may be. All damages, awards and payments for any Taking will belong to Lessor irrespective of the basis upon which they were made or awarded, except that Tenant will be entitled to any amounts specifically awarded for Tenant's trade fixtures or equipment or as a relocation payment or allowance. If this Lease is not terminated as a result of the Taking, Lessor will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking, the rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable and this Lease will be amended appropriately to reflect the deletion of the space taken.

24. Defaults.

If (a) Tenant defaults in the payment of rent or other amounts under this Lease and the default continues for 10 days after written notice by Lessor to Tenant,
(b) Tenant defaults in any other obligation under this Lease and the default continues for 30 days after written notice by Lessor to Tenant, (c) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets, or (d) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Lessor may, with or without terminating this Lease, cure the default and charge Tenant all costs and expenses of doing so, and Lessor also may reenter the Premises, remove all persons and property, and regain possession of the Premises, without waiver or loss of any of Lessor's rights under this Lease, including Lessor's right to payment of Monthly Rent. Lessor also may terminate this Lease as to all future rights of Tenant, without terminating Lessor's right to payment of Monthly Rent and other charges due under this Lease.

If this Lease is terminated under this Section, Tenant promises and agrees to pay all Monthly Rent and other charges due for the remainder of the original Term, and all reasonable attorneys' fees and other expenses. If Tenant defaults in any of its obligations under this Lease, it will promptly pay all reasonable costs (including attorneys' fees) of enforcing Tenant's obligations, whether or not this Lease is terminated and whether or not suit is brought. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and any right or remedy may be exercised independently or in combination.

If Tenant is in default and notice of termination of Tenant's right to possession has been mailed to Tenant at the Premises and it appears in Lessor's reasonable judgment that Tenant has abandoned or vacated the Premises, Lessor may reenter the Premises and retake possession without legal action, without relieving Tenant of the obligation to pay Monthly Rent or any other obligations under this Lease, and without any liability to Tenant for re-entry removal of Tenant's property.

Notwithstanding any other provision of this Section 24, in no event will Lessor by its action or inaction, prevent Tenant from mitigating any damages which Lessor or Tenant may otherwise incur with respect to a default by Tenant under this Lease.

Lessor will be deemed in default under this Lease if it fails or refuses to perform any provisions of this Lease it is obligated to perform and such failure or refusal is not cured within 30 days after written notice thereof is given by Tenant to Lessor. If the default cannot reasonably be cured within 30 days, Lessor will not be in default if Lessor commences to cure the default within the 30-day period and diligently proceeds with its efforts to cure the default. In the event of a default by Lessor, Tenant will be entitled to assert all remedies available at law or in equity, but Tenant will in no case be entitled to offset any claims or amounts against the Monthly Rent.


25. Waiver of Lease Provisions.

No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Lessor with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default. Each of the Lessor and Tenant will not be deemed to have waived any provision of this Lease by any action or inaction and no waiver will be effective unless it is done by expressed written agreement signed by the party waiving the provision. Any payment by Tenant and acceptance by Lessor of a lesser amount than the full amount of all Monthly Rent and other charges then due will be applied to the earliest amounts due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to its right to recover the balance of any rent or other amount or to pursue any other remedy provided in this Lease. No acceptance of payment of less than the full amount due will be deemed a waiver of the right to the full amount due together with any interest and service charges.

26. Return of Possession to Lessor.

On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Lessor, without notice from Lessor, in good order and condition, except for ordinary wear and damage, destruction or conditions Tenant is not required to remedy under this Lease. If Tenant does not return possession of the Premises to Lessor, Tenant will pay Lessor all resulting damages Lessor may suffer and will indemnify Lessor against all claims made by any new tenant of all or any part of the Premises. Tenant will give Lessor all keys for the Premises and will inform Lessor of combinations on any locks and safes on the Premises. Any property left in the Premises after expiration or termination of this Lease or after the

Premises have been vacated by Tenant will after at least 5 days' notice thereof from Lessor become the property of Lessor to dispose of as Lessor chooses.

27. Holding Over.

If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with written consent by Lessor, and any such holding over will be from month-to-month subject to all the same provisions of this Lease, except that the Monthly Base Rent will be the Monthly Base Rent stated in Lessor's consent if a new Monthly Base Rent is stated, or 150% the Monthly Base Rent under this Lease if no new Monthly Base Rent is stated in Lessor's consent. Any holding over without Lessor's consent will be at 150% the Monthly Rent under this Lease. The month-to-month occupancy may be terminated by Lessor or Tenant on the last day of any month by at least 30 days' prior written notice to the other.

28. Termination.

If Lessor decides to demolish the Building, it will give Tenant notice as soon as reasonably possible after the decision has been made, and Lessor will have the right to terminate this Lease by at least 12 months' prior written notice to Tenant; provided, however, that such termination will be effective no sooner than September 30, 2000.

29. Extension Term.

Lessor grants Tenant two options to extend the Term for periods of 60 months each ("Extension Terms"), subject to the following conditions:

         (a) At the time Tenant exercises the option, Tenant is not in default under this Lease.

         (b) Tenant gives Lessor at least 9 months' prior written notice of Tenant's election to extend the Term.

         (c) Each Extension Term will be on the same terms, covenants and conditions provided during the initial Term except that there will be no further option to extend the Term after the second Extension Term, and any allowances or other concessions will be taken into account in determining the Monthly Base Rent, which will be the greater of the Monthly Base Rent for the final month preceding the extension, or a monthly base rent based upon 90% of the fair rental value ("Fair Rental Value") of the Premises at the commencement of the Extension Term, considering all provisions of this Lease and the rates for comparable suburban office space if leased subject to the same provisions as this lease, and considering any free rent, tenant improvement allowances and other inducements which are typically being offered and adjusting for those inducements which are or are not included, and assuming a willing lessor and a willing tenant each of which is under no obligation to lease the space.

                  The Fair Rental Value shall be determined as follows: Within 30 days after Lessor receives notice from Tenant regarding Tenant's election to exercise the Extension Term, Lessor will give notice to Tenant of its determination of the Fair Rental Value of the Premises, and Lessor's determination will constitute the Fair Rental Value unless Tenant objects in writing within 30 days after Tenant's receipt of Lessor's determination. If Tenant so objects, and the parties are unable to agree upon the Fair Rental Value within 30 days after the Tenant's objection, then by written notice to Lessor within 10 days thereafter Tenant may request arbitration of the Fair Rental Value under this paragraph. If Tenant does not give such notice requesting arbitration, Tenant's exercise of the option will be deemed rescinded. If arbitration is requested by Tenant, the Fair Rental Value will be determined by appraisal within 90 days after Tenant's request by a board of appraisers consisting of three reputable real estate appraisers (each an "Expert"), each of whom is a member of the American Institute of Real Estate Appraisers with the designation of "MAI." One Expert will be appointed by Tenant, and the second Expert will be appointed by Lessor. The third Expert will be appointed by the first two Experts. If the first two Experts are unable to agree on a third Expert within 10 days after the appointment of the second Expert, or if either party refuses or neglects to appoint an Expert as herein provided within 10 days after the appointment of the first Expert, then the third Expert or the second Expert, whose appointment was not made as provided above, may be appointed by any judge of the Hennepin County District Court. If determinations of at least two of the Experts are identical in amount, that amount will be determined to be the Fair Rental Value. If the determinations of all three Experts are different in amount, the highest appraised value will be averaged with the middle value (that average being referred to as "Sum A"). The lowest appraised value will be averaged with the middle value (that average being referred to as "Sum B"), and the Fair Rental Value will be determined as follows: (i) if neither Sum A nor Sum B differs from the middle appraised value by more than 10% of the middle appraised value, then the Fair Rental Value will be the average of the three appraisals,
                  (ii) if either Sum A or Sum B (but not both) differs from the middle appraised value by more than 10% of the middle appraised value, then the Fair

                  Rental Value will be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value, and (iii) if both Sum A and Sum B differ from the middle appraised value by more than 10% of the middle appraised value, then the Fair Rental Value will be equal to the middle appraised value. Written notice of the Fair Rental Value as duly determined in accordance with this Section shall be promptly given to Lessor and Tenant and will be binding and conclusive on them. Each party will bear its own expenses in connection with the board proceeding (including the Expert appointed by it), and the fees of the third Expert will be borne equally. If, for any reason, the Fair Rental Value has not been determined at the time of the commencement of the Renewal Period, then the Fair Rental Value will be the amount set forth in Lessor's determination, and if the determination of the Experts as provided above indicates that a lesser or greater amount should have been paid than that which was actually paid, a proper adjustment will be made in a payment from Lessor to Tenant, or Tenant to Lessor, as the case may be, together with interest on the amount of the adjustment at the rate of 10% per annum.

         (d) On written request by Tenant no more than 30 days prior to the date Tenant's notice to extend must be given, Lessor will provide Tenant with the monthly base rental rate it would charge for the Premises under paragraph (c) above.

         (e) At the request of either party, Lessor and Tenant will execute and deliver appropriate documents covering extension of the Term, the new Monthly Base Rent and other terms of this Lease during the extended Term.

         (f) The rights of Tenant under this Section will not be severed from this Lease or separately sold, assigned or transferred, and will expire on the expiration or earlier termination of this Lease.

         (g) If Lessor gives Tenant the notice of Lessor's intention to demolish the Building, as provided for in Section 28, the provisions of this Section will be null and void as to any extension of the Term not yet in effect.

30. Environmental Matters.

If in the construction of the Tenant Improvements, the parties, or the contractor constructing the Tenant Improvements, encounter any exposed accessible asbestos, then Lessor shall, at its expense, cause the asbestos to be removed in accordance with applicable federal and state laws and regulations, and no part of the Improvement Allowance will be applied to the cost of such removal.

Lessor represents and warrants that to the actual knowledge of the current officers of Lessor, without any testing, environmental audits, assessments, evaluations, inspections, reviews or other inquiries or investigations:

         (a) The soil and ground water on or under the Premises are free of Hazardous Materials which exist in violation of any applicable law, ordinance or regulation, and there have been no disposal, releases or threatened releases of Hazardous Materials on, from or under the Premises in violation of any applicable law, ordinance or regulation.

         (b) The Premise are free of any Hazardous Materials existing in violation of any applicable law, ordinance or regulation.

         (c) The Premise are free of any asbestos and PCB's, except for floor tile containing asbestos.

         (d) Any handling, transportation, storage, treatment or use of Hazardous Materials that has occurred on the Premises has been in compliance with all applicable federal, state or local laws, ordinances and regulations.

         (e)      There are no underground storage tanks on the Premises.

For purposes of this Section, the term "knowledge" will not be deemed to include constructive knowledge or knowledge by attribution.

31. Lessor's Work.

Lessor will, at its sole cost and expense complete the work and improvements described on Exhibit D attached hereto. No portion of the Improvement Allowance will be applied to the cost of such work and improvements.

32. Parking.

Tenant will be entitled to the exclusive use of all parking areas on the Land. Lessor will grant no parking rights, privileges or easements to any other parties for any of the parking areas on the Land, but Lessor will have no obligation to police such parking areas to ensure that they are not being used by unauthorized persons.

33. Expansion.


Lessor will give Tenant written notice of the availability of any portion of the space on the second floor of the building known and referred to as Norman Center I prior to the date when that space (the "Offer Space") is available to Lessor for leasing and Network Communications Corporation ("NCC"), or the successor or assigns of NCC, under NCC'S lease of space in said building has not elected to lease the space. The notice will state the Monthly Base Rent for the Offer Space. Tenant will have the right to lease the Offer Space under this Section if:

                  (a)      Tenant is not in default under this Lease.

                  (b) NCC does not elect to exercise its rights to lease any part of the Offer Space.

                  (c) Tenant delivers to Lessor written notice exercising its right to lease the Offer Space within 10 days after Lessor's notice of availability of the Offer Space.

If Tenant fails to exercise its right to lease the Offer Space, Tenant will have no further right to lease the Offer Space thereafter.

A lease of space under this Section will contain the following:

                  (1) Monthly Base Rent will be the amount stated in Lessor's notice of availability of the Offer Space.

                  (2) Costs will be determined in the manner set forth in this Lease.

                  (3) The commencement date for the lease will be the later of the date the Offer Space becomes available to Lessor for occupancy or 30 days after notice from Lessor that the Offer Space is available.

                  (4) The Term will end on the expiration or earlier termination of this Lease, subject to the Extension Terms contained in this Lease.

                  (5) Tenant will take the space in an "as-is" condition with all improvements to be Tenant's responsibility at Tenant's cost.

                  (6) There will be no Improvement Allowance, rent abatement, space planning allowance, moving allowance or other concessions.

                  (7) All other terms and conditions will be the same as contained in this Lease.

34. Relocation Allowance.

Within 30 days after Tenant has taken occupancy of the Premises, Lessor will pay to Tenant a relocation allowance in the amount of $191,631.00, regardless of the actual costs incurred by Tenant.

35. Antennas.

Tenant will have the right to use the roof of the Building for the installation and operation of antennas and related facilities ("Antennas"), subject to the prior written approval of Lessor as to the location, nature, design, appearance and size of the Antennas. If Antennas are installed by Tenant, Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor, relating to the Building. Tenant will not permit any conduct or condition which may unduly disturb or endanger occupants of any other building.

Any installation of Tenant's Antennas ("Tenant's Work") will be completed by Tenant, at Tenant's expense, in strict accordance with plans approved in writing by Lessor, and no modifications, additions or alterations will be made without Lessor's prior written consent, which consent will not be unreasonably withheld. Aesthetic concerns will be deemed valid reasons for withholding consent. All working drawings for Tenant's Work will be prepared by Tenant at Tenant's expense and will be submitted to Lessor for approval. All Tenant's Work will be done in a good and workmanlike manner and as expeditiously as possible. Tenant's installation and use of the Antennas will be subject to the following (the "Conditions"):

         (a) No Antennas may be installed without Lessor's prior written approval. Lessor's approval will not be unreasonably withheld or delayed so long as the work complies with the plans approved by Lessor and Tenant is not in default under this Lease and so long as all other conditions set forth in this Section are met.

         (b) Tenant will submit the working drawing for the Tenant's Work and the Antennas to Lessor at least 30 days before the date the Tenant's Work is to commence.

         (c) Tenant will provide Lessor with evidence acceptable to Lessor that the Antennas and their proposed installation comply with all applicable laws, ordinances, rules and regulations, and that Tenant has obtained any licenses, permits or other governmental consents or approvals required for the installation or use of the Antennas and the other Tenant's Work.

         (d) Upon request, Tenant will provide Lessor with evidence acceptable to Lessor that the Antennas are owned or leased by Tenant and that the installation of the Antennas will comply with all provisions of Section 10 of this Lease relating to alterations.

         (e) Tenant will promptly pay all costs of the Tenant's Work and the Antennas and any construction, installation, repair, maintenance, or governmental approval or licensing costs associated with the Tenant's Work and the Antennas.

         (f) Tenant will provide Lessor with evidence that the Antennas are insured against fire, theft and other risks normally covered by an "all risk" policy of casualty insurance, and evidence that the Tenant's liability insurance required under Section 20 of this Lease, or a separate policy meeting the requirements of Section 20, applies to all of the Antennas and their installation, use, maintenance and repair.

         (g) Neither the Antennas nor their installation, use, maintenance or repair shall:

                  (1) be disruptive or disturbing to tenants of any other building by reason of noise, vibration, radio or electromagnetic interference, or similar cause, or to Lessor's operation or maintenance of the Land or Building or other buildings,

                  (2) be architecturally or aesthetically inharmonious with the Land or Building,

                  (3) affect the structural or mechanical integrity of the Building or the operation or maintenance of the systems serving the Building or serving other buildings,

                  (4) increase the insurance costs for the Building (except for costs to be paid solely by Tenant),

                  (5) endanger the safety or well-being of Lessor, any tenant of any other building, or any employees or invitees of Lessor or any other tenant.

         (h) Tenant agrees to comply with and obtain all necessary approvals, permits, licenses, etc., required by the Federal Communications Commission (the "FCC") and any other governmental authorities asserting jurisdiction over the installation or operation of any of Tenant's Antennas. Tenant warrants, represents and agrees that the installation and operation of the roof installations shall in no way materially interfere with the operation of any other Building system or antenna system(s) presently in operation or in operation in the future in or on the Building and that in the event such interference should occur, Tenant, after having received notice of such interference, will take immediate action to eliminate said interference and restore the proper operation of such system(s) as required by law or directive of the FCC. In the event that Tenant fails to eliminate the interference as required by law or directive of the FCC within a reasonable time, Lessor may, at its discretion, (a) cure such interference and thereafter add the cost and expense incurred by Lessor therefor to the next Monthly Rent to become due and Tenant shall pay said amount as additional Monthly Rent, or
                  (b) treat such failure on the part of Tenant to eliminate said interference, as required by the FCC within the time allotted by the FCC, as a default under this Lease.

                  Tenant agrees to indemnify and hold Lessor harmless from and against any claims and expenses Lessor may incur arising from Tenant's failure to comply with the Conditions or the rules and orders of the FCC with respect to the installation and operation of any of Tenant's antennae or antenna system(s).

36. Brokers.

Lessor and Tenant represent and warrant one to another that except for CB Commercial Real Estate Group, Inc., neither party to this Lease has employed or otherwise used any broker or agent in relation to this Lease. Lessor will indemnify and hold Tenant harmless, and Tenant will indemnify and hold Lessor harmless, from and against any claims for brokerage or other commissions or fees arising out of any breach of the foregoing representation and warranty by the respective indemnitors.

37. Notices.

Any notice under this Lease will be in writing, and will be sent by prepaid certified mail, or by telegram confirmed by certified mail, addressed to Tenant at the Premises, with a copy to McKesson Corporation, 1 Post Street, San Francisco, California 94104, ATTN: Corporate Secretary, and to Lessor at 1550 Utica Avenue South, Suite 120, St. Louis Park, Minnesota 55416, or to such other address as is designated in a notice given under this Section. A notice will be deemed given on the date mailed. Lessor's statements of Costs and other routine mailings to tenants need not be sent by certified mail.

38. Governing Law.

The Lease will be construed under and governed by the laws of Minnesota. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

39. Entire Agreement.

This Lease contains the entire agreement between Lessor and Tenant regarding the Premises. Tenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in the Lease. This Lease may be modified only by an agreement in writing signed by Lessor and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Lessor in writing.

40. Successors and Assigns.

All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Lessor and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

Lessor and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.

Tenant:                                 Lessor:

McKESSON CORPORATION                    MEPC AMERICAN PROPERTIES INC.

By /s/ [ILLEGIBLE]                      By /s/ [ILLEGIBLE]
   -------------------------------        ----------------------------------
   Its Vice President                     Its Senior Vice President
       ---------------------------            ------------------------------

And                                     And /s/ [ILLEGIBLE]
    ------------------------------          --------------------------------
   Its                                    Its Vice President
       ---------------------------            ------------------------------

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 3




                                  [FLOOR PLAN]

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 3




                                  [FLOOR PLAN]

                                                                       EXHIBIT A
                                                                     PAGE 3 OF 3




                                  [FLOOR PLAN]

                                    EXHIBIT B

                                      LAND


Lot 1, Block 1, Norman Center, Inc. 4th Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. Tenant will not use the Premises in any manner which conflicts with any law, ordinance, or governmental rule or regulation now or subsequently in force.

2. Tenant will not install any awnings or other attachments or structures on the exterior of the Building.

3. Curtains, draperies or other window coverings will not be installed in the Premises without first obtaining written approval by Lessor of the exterior color and material.

4. Except for microwave heating of food for employees, no food will be prepared or cooked in the Premises without prior written consent by Lessor, and the Premises will not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

5. Tenant will not operate or permit to be operated in the Premises any musical or sound producing instrument or device which can be heard outside the Premises.

6. Tenant will not bring or permit to be brought into the Building any animals or birds.

7. Tenant will not use any power for the operation of any equipment or device other than electricity provided by Lessor.

8. Tenant will refer to Lessor all contractors or installation technicians rendering any service for Tenant for approval by Lessor before any contractual services are performed. This will include but is not limited to installation of telephone or telegraph equipment, electrical devices and attachments, and any installations affecting floors, walls, woodwork, trim, windows, ceilings, equipment or other portions of the Building.

9. The work of the janitor or cleaning personnel after 5:00 p.m. will not be hindered by Tenant, and the windows may be cleaned at any time. Tenant will provide adequate waste and rubbish receptacles to facilitate cleaning services.

10. Movement in or out of the Building of furniture or office equipment, or the sending or receipt by Tenant of merchandise or materials which requires use of elevators or stairways or movement through Building entrances will be done in a manner so as to avoid any damage to the Building. Any damage in connection with the moving or installing of Tenant's furniture, equipment, appliances or other articles will be paid for by Tenant. Subject to the provisions of this Lease, Tenant assumes all risk of damage to any items moved and for any injury to any person or property, and Tenant will indemnify Lessor against any resulting loss or damages.

11. Lessor will not be responsible for any property, equipment, money or jewelry lost or stolen from the Premises or the public areas of the Building, regardless of whether or not the loss occurs when the Premises are locked.

12. Lessor may designate the maximum weight and proper position of any heavy equipment, including safes and large files to be placed in the Building, and only those which in the opinion of Lessor will not damage the floors, structures or elevators may be moved into the Building.


13. Lessor may permit entrance to the Premises by use of pass keys controlled by Lessor or its employees, contractors or service personnel, for the purpose of performing Lessor's janitorial services.

                                    EXHIBIT D

                                  LESSOR'S WORK

Lessor will complete the following work at its sole cost and expense.

EXTERIOR WORK

         o Replace old light fixtures in parking lot with all new light fixtures

         o        2" asphalt overlay of entire parking lot and restriping

         o        New curbing throughout lot as required

INTERIOR WORK

         o A Linx security system with a card reader at the entrances to the Building

         o        A two (2) stop 2,500 pound hydraulic passenger elevator

                                    EXHIBIT E

                               JANITORIAL SERVICES

GENERAL OFFICE                                                                  SERVICE FREQUENCY
   Empty and damp wipe ashtrays                                                       Daily

   Empty all waste receptacles and remove trash to designated area                    Daily

   Spot clean partitions and door glass                                               Daily

   Clean and polish all drinking fountains removing water marks, scale, and
   splashes on side and front                                                         Daily

   Spot clean all walls, light switches and doors                                     Daily

   Clean and sanitize all sinks and wipe daily                                        Daily

   Vacuum and spot clean all commercial
   grade carpeted floors                                                              Daily

   Dust mop all hard surface floors with treated dust mop                             Daily

   Spot mop all stains and spills                                                     Daily

   Dust all high and low surfaces within normal reach                                 Weekly

   Dust wipe all telephones including
   ear and mouth pieces                                                               Weekly

   Vacuum all soil and dust. Remove visible soil.
   Detail vacuum as scheduled.                                                        Weekly

   Damp mop entire hard surface area.                                                 Weekly

   After dust mopping the area, using a high speed machine, spray buff all hard
   surface floors.                                                                    Weekly

   Damp wipe wastebaskets.                                                            Monthly

   Machine scrub hard surface floor and apply one coat of polish. Allow to dry,
   then buff.                                                                         6x year

   Clean all ceiling diffusers                                                        Quarterly

PHG/LAS/ta
11/23/99

                              FIRST LEASE AMENDMENT

          THIS FIRST LEASE AMENDMENT (the "Amendment") is executed this ___ day of _________________ 1999 by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and PCS HEALTH SYSTEMS, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

          WHEREAS, MEPC American Properties, Inc., as predecessor in interest to Landlord, and McKesson Corporation, as predecessor in interest to Tenant, entered into a certain lease dated August 6, 1993 (the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 45,332 rentable square feet (the "Premises") located in an office building, commonly known as Norman Center IV, 5701 Green Valley Drive, Bloomington, Minnesota 55437; and

          WHEREAS, Landlord and Tenant desire to extend the Lease Term for a period of thirty-six (36) months; and

          WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension;

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

          1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as IF fully set forth herein.

          2. Amendment of Section 1. Definitions. Section 1 of the Lease is hereby amended as follows:

          (c) Term is hereby extended through September 30, 2003.

          (f) Commencing October 1, 2000 "Monthly Base Rent" means the following:

                   10/01/00--09/30/01 $47,220.83
                   10/01/01--09/30/02 $49,109.67
                   10/01/02--09/30/03 $50,998.50

          (g) "Costs" means the Tax Costs plus the Operating Costs.

          (h) "Monthly Rent" means the Monthly Base Rent plus the Costs.

          3. Amendment of Section 3. Rent. Section 3 of the Lease is hereby amended to provide that Tenant shall pay the Monthly Rent to Landlord at NW 7210, P.O. Box 1450, Minneapolis, Minnesota 55485-7210, or such other place as Landlord may designate, on or before the first day of each month during the Lease Term, without demand, deduction or setoff.

          4. Amendment of Section 13. Construction of Tenant Improvements; Alterations. Section 13 of the Lease is hereby amended by deleting paragraphs 1, 2, 3, 4 & 5 and substituting the following in lieu thereof:

                    Tenant has personally inspected the Premises and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except Landlord shall install, at Landlord's sole cost and expense, building standard carpet within the Premises.

          5. Amendment of Section 28. Termination. Section 28 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

          6. Amendment of Section 29. Extension Term. Section 29 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

          7. Amendment of Section 31. Landlord's Work. Section 31 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

          8. Amendment of Section 33. Expansion. Section 33 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

          9. Amendment of Section 34. Relocation Allowance. Section 34 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

          10. Amendment of Section 36. Brokers. Section 36 of the Lease is hereby deleted and the following is substituted in lieu thereof:

                    Tenant represents and warrants that, except for Duke-Weeks Realty Limited Partnership, and Colliers, Pinkard, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

          11. Amendment of Section 37. Notices. Section 37 of the Lease is hereby amended to provide for the following notice addresses:

              Landlord:                 Duke-Weeks Realty Limited Partnership
                                        1550 Utica Avenue South, Suite 120
                                        Minneapolis, MN 55416

              Tenant:                   PCS Health Systems, Inc.
                                        5701 Green Valley Drive
                                        Bloomington, MN 55437

              With a copy to:           PCS Health Systems, Inc.
                                        Attn: Corporate Secretary
                                        1 Post Street
                                        San Francisco, CA 94104

          12. The Lease is hereby further amended by adding the following additional section:

                    41. During the Lease Term and any extensions thereof, Tenant shall provide Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's most recent fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

          13. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

          14. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

          15. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

          16. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                        LANDLORD:

                                        DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership

                                        By: Duke-Weeks Realty Corporation,
                                            its general partner

                                            By:
                                               ---------------------------------
                                               James W. Gray
                                               Senior Vice President
                                               Minneapolis Office

                                        TENANT:

                                        PCS HEALTH SYSTEMS, INC.,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Printed:
                                                --------------------------------
                                        Title:
                                              ----------------------------------

STATE OF ___________     )
                         ) SS:
COUNTY OF __________     )

     Before me, a Notary Public in and for said County and State, personally appeared _____________________________, by me known and by me known to be the ______________________________________ of PCS Health Systems, Inc., a Delaware
corporation who acknowledged the execution of the forgoing "First Lease Amendment" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this ____ of ___________________, 1999.



                                        ----------------------------------------
                                        Notary Public


                                        ----------------------------------------
                                        (Printed Signature)

My Commission Expires:
                      ----------------
My County of Residence:
                       ---------------


                                      -3-